Item 12(b)

Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report on Form N-CSR of Thornburg Investment Trust in respect of Thornburg Limited Term Municipal Fund, Thornburg California Limited Term Municipal Fund, Thornburg Intermediate Municipal Fund, Thornburg New Mexico Intermediate Municipal Fund, Thornburg New York Intermediate Municipal Fund, Thornburg Limited Term U.S. Government Fund, Thornburg Limited Term Income Fund, Thornburg Value Fund, Thornburg International Value Fund, Thornburg Core Growth Fund, Thornburg Investment Income Builder Fund, and Thornburg Global Opportunities Fund (hereafter referred to as the “Funds”) to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Trust does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Thornburg Investment Trust, in respect of the Funds as of, and for, the periods presented in the Report.

Dated: November 21, 2006

/s/ Brian J. McMahon
Brian J. McMahon
President and principal executive officer

Dated: November 21, 2006

/s/ Steven J. Bohlin
Steven J. Bohlin
Treasurer and principal financial officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.